Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

ClearPoint Business Resources, Inc.

We hereby consent to the incorporation in the Company’s previously filed Registration Statement on Form S-8 (No. 333-144209 filed June 29, 2007) and Registration Statement on Form S-3 (No. 333-122439 filed June 29, 2007) of our report dated April 15, 2008 relating to the consolidated financial statements and the related financial statement schedule of ClearPoint Business Resources, Inc. and Subsidiaries included in this Form 10-K for the year ended December 31, 2007.

/s/ Lazar Levine & Felix LLP

LAZAR LEVINE & FELIX LLP

Morristown, New Jersey

April 29, 2008